     As filed with the Securities and Exchange Commission on July 29, 1997
                                                Registration No. 333- __________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ATMOS ENERGY CORPORATION
            (Exact name of Registrant as specified in its charter)

               TEXAS                                 75-1743247
     (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)            Identification Number)
       1800 Three Lincoln Centre
          5430 LBJ Freeway
           Dallas, Texas
(Address of principal executive offices)                 75240
                                                      (Zip Code)

                           ATMOS ENERGY CORPORATION
                         LONG-TERM STOCK PLAN FOR THE
                      UNITED CITIES GAS COMPANY DIVISION
                             (Full Title of Plan)


                                                 Copies to:
           GLEN A. BLANSCET                   BRYAN E. BISHOP
    Vice President, General Counsel      Locke Purnell Rain Harrell
        and Corporate Secretary          (A Professional Corporation)
       Atmos Energy Corporation          2200 Ross Avenue, Suite 2200
       1800 Three Lincoln Centre            Dallas, Texas  75201
           5430 LBJ Freeway
         Dallas, Texas  75240
(Name and address of agent for service)

           (972) 934-9227
(Telephone number, including area code,
         of agent for service)
                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                Proposed maximum      Proposed maximum
  Title of securities         Amount to be       offering price          aggregate               Amount of
  to be registered            registered (a)     per share (b)        offering price (b)      registration fee
----------------------------------------------------------------------------------------------------------------
Common Stock, no par value...     250,000          $24.34375              $6,085,938               $1,845
================================================================================================================

(a) Includes such additional shares as may be issued as a result of the antidilution provisions of the Plan, pursuant to Rule 416 promulgated under the Securities Act of 1933.

(b) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (h) on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on July 25, 1997.

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933 (the "Securities Act"), and the introductory note of Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996;

     (b) Registrant's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996 and March 31, 1997;

     (c) Registrant's Current Reports on Form 8-K dated November 2, 1996, November 16, 1996, February 17, 1997, March 17, 1997, April 4, 1997
          and July 17, 1997; and

     (d) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated September 7, 1988 (Commission File No.1-10042) filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and all amendments thereto and reports which have been filed for the purpose of updating such description, including, without limitation, the Registrant's Current Report on Form 8-K dated November 16, 1996.

     All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     The validity of the shares of Registrant's Common Stock offered hereby has been passed upon for Registrant by the law firm of Locke Purnell Rain Harrell (A Professional Corporation), Dallas, Texas. Dan Busbee, a director of Registrant, is a shareholder of Locke Purnell Rain Harrell (A Professional Corporation).

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Both the Texas Business Corporation Act and the Virginia Stock Corporation Act permit, and in some cases, require corporations to indemnify directors and officers who are or have been a party or are threatened to be made a party to litigation against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses under certain circumstances. Article IX of Registrant's Restated Articles of Incorporation and Article IX of Registrant's Bylaws provide for indemnification of judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses and the advance payment or reimbursement of such reasonable expenses to directors and officers to the fullest extent permitted by law.

     The Texas Business Corporation Act also allows corporations, with the approval of its shareholders, to limit the liability of directors for monetary damages under certain circumstances. Article X of Registrant's Restated Articles of Incorporation provides for such limitation of liability to the fullest extent permitted by law.

     Registrant maintains an officers' and directors' liability insurance policy insuring officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of such policy is to indemnify the officers and directors of Registrant against losses incurred by them while acting in such capacities.

Item 7.   Exemption From Registration Claimed.
          -----------------------------------

     Not applicable.

Item 8.   Exhibits.
          ---------

     The exhibits listed in the accompanying Index to Exhibits are furnished as a part of this Registration Statement.

Item 9.   Undertakings.
          ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer, or controlling person of Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 29, 1997.


                                    ATMOS ENERGY CORPORATION


                                    By: /s/ ROBERT W. BEST
                                       -----------------------------------------
                                        Robert W. Best
                                        Chairman, President and CEO


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Robert W. Best his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Signature                     Title                         Date
         ---------                     -----                         ----

/s/   ROBERT W. BEST         Chairman, President and CEO
--------------------------   (Principal Executive Officer)        July 29, 1997
      Robert W. Best

/s/ LARRY J. DAGLEY          Executive Vice President            July 29, 1997
--------------------------   (Principal Financial Officer)
Larry J. Dagley


/s/ DAVID L. BICKERSTAFF     Vice President and Corporate        July 29, 1997
--------------------------   Controller
David L. Bickerstaff         (Principal Accounting Officer)


/s/ TRAVIS W. BAIN II        Director                            July 29, 1997
--------------------------
Travis W. Bain II


/s/ DAN BUSBEE               Director                            July 29, 1997
--------------------------
Dan Busbee


/s/ THOMAS C. MEREDITH       Director                            July 29, 1997
--------------------------
Thomas C. Meredith


/s/ PHILLIP E. NICHOL        Director                            July 29, 1997
--------------------------
Phillip E. Nichol


/s/ CARL S. QUINN            Director                            July 29, 1997
--------------------------
Carl S. Quinn


/s/ LEE E. SCHLESSMAN        Director                            July 25, 1997
--------------------------
Lee E. Schlessman


/s/ CHARLES K. VAUGHAN       Director                            July 29, 1997
--------------------------
Charles K. Vaughan


/s/ RICHARD WARE II          Director                            July 23, 1997
--------------------------
Richard Ware II

                                 EXHIBIT INDEX


      EXHIBIT                         DESCRIPTION                          PAGE
      -------                         -----------                          ----
      NUMBER                                                              NUMBER
      ------                                                              ------
4.1                     Specimen Common Stock Certificate (Atmos
                        Energy Corporation) (incorporated by
                        reference from Exhibit 4(b) of
                        Registrant's Annual Report on Form 10-K
                        (File No. 1-10042) for the fiscal year
                        ended September 30, 1988).

4.2(a)                  Rights Agreement, dated as of April 27,
                        1988, between Registrant and The First
                        National Bank of Boston (successor trustee to Morgan Shareholder Services Trust
                        Company) (incorporated by reference from
                        Exhibit 1 of Registrant's Form 8-K (File
                        No. 0-11249) filed May 10, 1988).

4.2.(b)                 Amendment No. 1 to Rights Agreement, dated
                        August 10, 1994 (incorporated by reference from Exhibit 4.3(b) of Registrant's Annual
                        Report on Form 10-K for the fiscal year
                        ended September 30, 1994 (File No.
                        1-10042)).

4.2(c)                  Certificate of Adjusted Price, dated
                        August 15, 1994 (incorporated by reference from Exhibit 4.3(c) of Registrant's Annual
                        Report on Form 10-K (File No. 10042) for the fiscal year ended September 30, 1994).

 5.1                    Opinion of Locke Purnell Rain Harrell.

23.1                    Consent of Locke Purnell Rain Harrell
                        (included in Exhibit 5.1).

23.2                    Consent of Ernst & Young LLP.

24.1                    Power of Attorney (included on the
                        signature page of this Registration
                        Statement).

99.1                    Atmos Energy Corporation Long-Term Stock
                        Plan for the United Cities Gas Company
                        Division.

99.2                    Form of Cumulative Award Agreement.